Exhibit 32.1
Section 1350 Certification of Chief Executive Officer and Chief Financial Officer

    In connection with the Quarterly Report on Form 10-Q of Synaptics Incorporated (the “Company”) for the quarterly period ended December 28, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ken Rizvi, Interim Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer) of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ken Rizvi
Ken Rizvi
Interim Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

February 6, 2025